Exhibit 4.2

BERKSHIRE HATHAWAY FINANCE CORPORATION

OFFICERS’ CERTIFICATE

ESTABLISHING THE TERMS OF THE

FLOATING RATE SENIOR NOTES DUE JANUARY 13, 2017

January 15, 2015

The undersigned, Marc D. Hamburg and Robert P. Reeson, do hereby certify pursuant to Section 3.01 of that certain Indenture, dated as of February 1, 2010 (the “Indenture”), among Berkshire Hathaway Finance Corporation (the “Corporation”), Berkshire Hathaway Inc., as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, that:

1. They are (i) the President and (ii) the Assistant Secretary, respectively, of the Corporation.

2. As such officers, they are authorized to execute and deliver this Officers’ Certificate on behalf of the Corporation.

3. Attached hereto as Annex A is a true and correct copy of a specimen note representing the Corporation’s Floating Rate Senior Notes due January 13, 2017 (the “Notes”).

4. The Notes are a separate series of Securities under the Indenture. The form of Notes attached hereto as Annex A is incorporated herein by reference.

5. The title of the Notes shall be the “Floating Rate Senior Notes due January 13, 2017.” The Notes will be the Corporation’s unsecured senior obligations, will rank pari passu in right of payment with all of the Corporation’s unsubordinated, unsecured indebtedness and will be senior in right of payment to all of the Corporation’s subordinated indebtedness.

6. The Notes shall be issued at the initial offering price of 100% of the principal amount thereof.

7. The Corporation will initially issue $400,000,000 aggregate principal amount of Notes. The Corporation may issue additional Notes from time to time after the date hereof, and such Notes will be treated as part of the same series of which the Notes are a part for all purposes under the Indenture.

8. All of the Corporation’s obligations under the Notes will be unconditionally and irrevocably guaranteed by Berkshire Hathaway Inc., as Guarantor. The form of Guarantee is attached to the specimen Note attached hereto as Annex A, and is incorporated herein by reference.

9. The principal amount of the Notes will mature on January 13, 2017.

10. The Notes are issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

11. Interest on the Notes will be computed on the basis of a 360 day year and the actual number of days elapsed in each interest period.

12. The Notes will bear interest from January 15, 2015 at a rate per annum equal to Three-Month LIBOR (Reuters Page LIBOR01) (“LIBOR”) (as determined quarterly, on the second London business day prior to the applicable Interest Payment Date (except that the initial Interest Determination Date (as defined in the Notes) will be January 13, 2015) in accordance with the provisions of the Notes) plus 0.170%, payable quarterly in arrears on each January 13, April 13, July 13 and October 13, commencing on April 13, 2015, to the holders of record of the Notes at the close of business on the January 1, April 1, July 1 or October 1 (whether or not a Business Day), as the case may be, immediately preceding such January 13, April 13, July 13 and October 13.

13. Payment of the principal of and premium, if any, and interest on the Notes will be made at the office or agency of the Corporation maintained for that purpose in the City of New York, New York (or, if the Corporation does not maintain such office or agency, at the corporate trust office of the Trustee in the City of New York or if the Trustee does not maintain an office in the City of New York, at the office of a Paying Agent in the City of New York), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt; provided, however, that at the option of the Corporation payments of principal, premium, if any, or interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, subject to surrender at such office or agency, in the case of payments of principal and premium.

14. The Notes will initially be issued in the form of one or more Global Securities. The Depository Trust Company shall serve as the Depositary for such Global Securities.

15. The Notes shall be defeasible in whole or in part pursuant to the terms of the Indenture, including, without limitation, Section 13.02 and Section 13.03 of the Indenture.

16. The Notes are not redeemable.

All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Officers’ Certificate has been executed by the undersigned on the Corporation’s behalf as of the date first written above.

/s/ Marc D. Hamburg
Name: Marc D. Hamburg
Title: President

/s/ Robert P. Reeson
Name: Robert P. Reeson
Title: Assistant Secretary

[Officer’s Certificate Establishing Floating Rate Notes due January 13, 2017]

Annex A

Form of Floating Rate Senior Notes due January 13, 2017

THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS DEBT SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO BERKSHIRE HATHAWAY FINANCE CORPORATION OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BERKSHIRE HATHAWAY FINANCE CORPORATION

Floating Rate Senior Notes due January 13, 2017

CUSIP: 084664 CC3

ISIN: US084664CC39

No.	$
(as revised by the Schedule of Increases and Decreases in Global Security attached hereto)

BERKSHIRE HATHAWAY FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., the registered Holder hereof, the principal sum of                                         Dollars ($             ) (as revised by the Schedule of Increases and Decreases in Global Security attached hereto) on January 13, 2017 (the “Stated Maturity Date”), and to pay interest thereon in arrears at a rate per annum equal to 0.42330% (the “Initial Interest Rate”) from, and including, January 15, 2015, to, but excluding, April 13, 2015, and thereafter, except as specified herein, at a rate per annum equal to LIBOR (as determined on each Interest Determination Date in accordance with the provisions below under the heading “Determination of LIBOR”) plus 0.170% (the “Interest Rate”), until the principal hereof is paid or made available for payment; provided that any principal, and any such installment of interest, which is overdue shall bear interest at the Interest Rate (as it shall be adjusted on each Interest Payment Date and to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The Company will make payments of such interest quarterly in arrears on January 13, April 13, July 13 and October 13 of each year (each, an “Interest Payment Date”), commencing on April 13, 2015, and on the Stated Maturity Date; provided, however, that if an Interest Payment Date, other than the Stated Maturity Date, would fall on a day that is not a Business Day (as defined below), such Interest Payment Date will be postponed to the next Business Day and interest will accrue to but excluding the date interest is paid. However, if the postponement would cause the day to fall in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day; provided, further, that if the Stated Maturity Date falls on a day that is not a Business Day, payment of principal, premium, if any, and/or interest to be made on the Stated Maturity Date shall be made on the next Business Day with the same force and effect as if made on the Stated Maturity Date (without any interest or other payment in respect of such delay). For purposes of this Debt Security, “Business Day” means any day other than a Saturday, Sunday or other day that, in the Borough of Manhattan, New York City, banking institutions generally are authorized or obligated by law, regulation or executive order to close. “London Business Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on each respective January 1, April 1, July 1 or October 1 immediately preceding such Interest Payment Date, whether or not a Business Day (each such date being referred to herein as a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

Payment of the principal of and interest on this Debt Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, New York (or, if the Company does not maintain such office or agency, at the corporate trust office of the Trustee in the City of New York or if the Trustee does not maintain an office in the City of New York, at the office of a Paying Agent in the City of New York), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt; provided, however, that at the option of the Company payments of principal or interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, subject to surrender at such office or agency, in the case of payments of principal.

The interest payable hereon on each Interest Payment Date or the Stated Maturity Date, as the case may be, will include interest accrued from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including January 15, 2015, as the case may be, to, but excluding, such Interest Payment Date or the Stated Maturity Date, as the case may be (each, an “Interest Period”). Accrued interest on this Debt Security will be calculated by multiplying the outstanding principal amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which accrued interest is being paid. The interest factor for each such day is computed by dividing the Interest Rate applicable to such day by 360. The Interest Rate in effect on any Interest Payment Date will be the Interest Rate as reset in accordance herewith on that date. The Interest Rate applicable to any other day is the Interest Rate as reset on the immediately preceding Interest Payment Date, or if none, the Initial Interest Rate.

This Debt Security will bear interest at the Interest Rate (i.e. LIBOR plus 0.170%) by reference to LIBOR determined in accordance with the provisions set forth below. Commencing with April 13, 2015 and thereafter on each succeeding Interest Payment Date specified above, the rate at which interest on this Debt Security is payable shall be reset as of each such Interest Payment Date; provided, however, that the Interest Rate in effect for the period from, and including, January 15, 2015 to, but excluding, April 13, 2015 (i.e. the first Interest Payment Date) will be the Initial Interest Rate.

Except as set forth in the immediately preceding paragraph, the Interest Rate applicable to an Interest Period commencing on any Interest Payment Date will be determined by reference to LIBOR (determined in accordance with the provisions set forth below) as of the particular “Interest Determination Date” for such period, which will be the second London Business Day preceding the related Interest Payment Date commencing such Interest Period. Notwithstanding the foregoing, the Interest Rate hereon shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

Subject to applicable provisions of law and except as specified herein, the Calculation Agent will, as of each applicable Interest Determination Date, calculate the Interest Rate payable during each applicable Interest Period in accordance with the provisions specified below.

Unless otherwise specified, all percentages resulting from any calculation of the rate of interest on this Debt Security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, (with .000005% rounded up to .00001%), and all U.S. dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward).

Determination of LIBOR. “LIBOR” as of each Interest Determination Date for each applicable Interest Period will be the rate for deposits in U.S. dollars for a period of three months, commencing on the Interest Payment Date commencing the applicable Interest Period, that appears on the Reuters Screen LIBOR01 Page, or any successor service, at approximately 11:00 a.m., London time, on that Interest Determination Date. The “Reuters Screen LIBOR01 Page” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be nominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London interbank offered rate in the event IBA or its successor no longer does so. If no rate appears, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the related Interest Payment Date commencing the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time (the quotations referred to in this sentence shall be referred to as “Offered Quotations”). If at least two Offered Quotations are provided, LIBOR determined by the Calculation Agent on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two Offered Quotations are provided, LIBOR will be determined by the Calculation Agent for the applicable Interest Period as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that Interest Determination Date, by three major banks in New York City, as selected and identified by the Company, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the applicable Interest Payment Date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected and identified by the Company are not quoting as set forth above, LIBOR determined on that Interest Determination Date will remain LIBOR in effect on that Interest Determination Date.

The Bank of New York Mellon Trust Company, N.A. will be the Calculation Agent.

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: January 15, 2015	BERKSHIRE HATHAWAY FINANCE CORPORATION

By:
	Name:	Marc D. Hamburg
	Title:	President

Attest:

Name: Robert P. Reeson
Title: Assistant Secretary

[REVERSE OF DEBT SECURITY]

This Debt Security is one of a duly authorized series of notes of the Company (herein called the “Debt Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 1, 2010 (herein called the “Base Indenture”, and as supplemented by the Officers’ Certificate dated January 15, 2015 with respect to this Debt Security, together with the Base Indenture, called the “Indenture”), among the Company, as issuer, Berkshire Hathaway Inc., as guarantor (herein called the “Guarantor,” which term shall include any successor Guarantor under the Indenture), and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $400,000,000. The Company may at any time issue additional securities under the Indenture in unlimited amounts having the same terms as the Debt Securities of a series, provided that no additional securities of a series may be issued if at the time of issuance an Event of Default has occurred and is continuing with respect to such series of securities.

This Debt Security does not have the benefit of any sinking fund obligation.

This Debt Security is not redeemable prior to the Stated Maturity Date.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Debt Security or of certain restrictive covenants and Events of Default with respect to this Debt Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Debt Securities of this series shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Debt Securities of each series and of Guarantees to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than 50% in principal amount of the Debt Securities at the time Outstanding of each series to be affected (voting together as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company and/or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Debt Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of this series, the Holders of at least 25% in principal amount of the Debt Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Debt Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debt Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Indenture and this Debt Security are governed by the laws of the State of New York, without regard to conflicts of laws provisions thereof.

The Debt Securities of this series are issuable in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Debt Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent thereof may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and none of the Company, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

Except in the limited circumstances described in Section 3.05 of the Indenture, the Debt Securities of this series shall be issued in the form of one or more Global Securities and The Depository Trust Company shall be the Depositary for such Global Security or Securities.

All terms used in this Debt Security which are not defined herein and are defined in the Indenture shall have the meanings assigned to them in the Indenture.

GUARANTEE OF

BERKSHIRE HATHAWAY INC.

FOR VALUE RECEIVED, Berkshire Hathaway Inc., a Delaware corporation (the “Guarantor”), hereby absolutely, unconditionally and irrevocably guarantees to the holders (the “Holders”) of any security authenticated and delivered (each a “Security”) by The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under that certain Indenture, dated as of February 1, 2010 (the “Indenture”), among the Trustee, the Guarantor and Berkshire Hathaway Finance Corporation, a Delaware corporation (“Issuer”), the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all present and future payment obligations of the Issuer pursuant to the terms of such Security and/or the Indenture, whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, expenses, indemnification or otherwise (collectively, the “Obligations”). Nothing herein shall be deemed to guarantee any obligation of the Issuer other than the Obligations. Nothing herein shall be deemed to guarantee any obligation of any person or entity other than the Issuer.

The Guarantor’s obligations hereunder shall be unconditional and absolute, and shall not be released, discharged or otherwise affected by (i) the existence, validity, enforceability, perfection or extent of any collateral therefor, (ii) any lack of validity or enforceability of any provision of the Security or the Indenture, (iii) any liquidation, bankruptcy, insolvency, reorganization or other similar proceeding affecting the Issuer or its assets, or (iv) any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of, or defense to, the Guarantor. The Guarantor agrees that the Holders and/or the Trustee may resort to the Guarantor, as primary obligor and not merely as surety, for payment of any of the Obligations whether or not the Holders or the Trustee shall have proceeded against the Issuer or any other obligor principally or secondarily obligated with respect to any of the Obligations. Neither the Holders nor the Trustee shall be obligated to file any claim relating to any of the Obligations in the event that the Issuer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Holders or the Trustee to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Holders by the Issuer in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made.

The Guarantor agrees that, subject to the Indenture, the Holders and/or the Trustee may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with the Issuer or with any other party to or person liable on any of the Obligations or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Holders, the Trustee and the Issuer or any such other party or person, and that none of the foregoing shall in any way impair or affect this Guarantee.

The Guarantor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, (a) notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of dishonor and protest, (b) any requirement that any Holder exhaust any right or take any action against the Issuer, and (c) any right to revoke this Guarantee.

The Guarantor agrees to pay on demand all fees and out-of-pocket expenses incurred by the Holders or the Trustee in any way relating to the enforcement or protection of the rights of the Holders and/or the Trustee hereunder.

Upon payment of any of the Obligations, the Guarantor shall be subrogated to the rights of the Holders and/or the Trustee against the Issuer with respect to such Obligations, and the Holders and the Trustee agree to take such steps, at the Guarantor’s expense, as the Guarantor may reasonably request to implement such subrogation; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation during any period in which any amount payable by the Issuer under the Security or the Indenture is overdue or unpaid.

No failure on the part of the Holders or the Trustee to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holders or the Trustee of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Holders or the Trustee or allowed any of them by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holders or the Trustee at any time or from time to time.

The Guarantor hereby represents and warrants that:

(a) the Guarantor is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power to execute, deliver and perform this Guarantee;

(b) the execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor’s certificate of incorporation or by-laws, as amended to date, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

(c) all consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guarantee have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

(d) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(e) there are no actions, suits or arbitration proceedings pending or, to the knowledge of the Guarantor, threatened against it, at law or in equity, which, individually or in the aggregate, if adversely determined, would materially adversely affect the financial condition of the Guarantor or materially impair its ability to perform its obligations under this Guarantee.

The Guarantor may not assign its obligations hereunder to any person (except as permitted by the Indenture) without the prior written consent of the Holders or the Trustee.

All payments by the Guarantor to the Holders or the Trustee shall be made in accordance with the provisions of the Indenture and the Security; provided, however, that payment of any fees or expenses pursuant to the fifth paragraph hereof shall be made by wire transfer of immediately available funds to an account at a commercial bank in the United States specified to the Guarantor at least ten (10) days in advance of any demand for payment by the Holders or the Trustee.

All notices or demands on the Guarantor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to the Guarantor at:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, NE 68131

Attention: Chief Financial Officer

Facsimile: (402) 346-3375

or to such other addresses or facsimile numbers as the Guarantor shall have notified the Holders or the Trustee in a written notice delivered in accordance with the Indenture.

This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Obligations have been satisfied in full.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed solely within such State.

No amendment or waiver of any provision of this Guarantee shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Guarantor.

If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not, to the fullest extent permitted by law, impair the operation of or effect of those portions of this Guarantee that are valid.

THE GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS GUARANTEE.

Dated: January 15, 2015	BERKSHIRE HATHAWAY INC.

By:
Name: Marc D. Hamburg
Title: Senior Vice President and
Chief Financial Officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Debt Security have been made:

Date of exchange	Amount of decrease in principal amount of this Debt Security	Amount of increase in principal amount of this Debt Security	Principal amount of this Debt Security following such decrease or increase	Signature of authorized signatory of Trustee or Security Custodian

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Debt Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints              as agent to transfer this Debt Security on the Security Register. The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Debt Security)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.